POWER OF ATTORNEY

I, the undersigned President of PIMCO Flexible Real Estate Income Fund (the “Fund”) hereby constitute and appoint Ryan G. Leshaw, Wu-Kwan Kit, William J. Bielefeld, Kevin F. Cahill, Douglas P. Dick, Megan C. Johnson, Paul S. Stevens, Adam T. Teufel, and Aaron D. Withrow each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Fund on Form N-2, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys–in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, Securities Exchange Act of 1934, and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after January 8, 2024.

Dated: January 8, 2024

/s/Joshua D. Ratner
Joshua D. Ratner